[Detailed Description of this Exhibit 11.1: Statement re: Computation of Weighted Average Number of Common and Common Equivalent Shares Outstanding]


                                                                    EXHIBIT 11.1


                               Asahi/America, Inc.
          Statement of Computation of Weighted Average Number of Common
                    and Common Equivalent Shares Outstanding


                                               For the years ended December 31,
                                               1994          1995         1996
                                               ----          ----         ----

Weighted average common shares outstanding   2,340,000    2,340,000    2,972,877

Common and common equivalent shares             -            -            15,055
                                             ---------    ---------    ---------

Weighted average number of common and
common equivalent shares outstanding         2,340,000    2,340,000    2,987,932
                                             =========    =========    =========